250 Glen Street Glens Falls, NY
NASDAQ® Symbol: “AROW“ Website: arrowfinancial.com Contact: Timothy C. Badger Tel: (518) 415-4307 Fax: (518) 745-1976

TO: All Media
DATE: May 1, 2013

Arrow Financial Corporation Declares Cash Dividend

The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on May 1, 2013, declared a quarterly cash dividend of $.25 per share payable June 14, 2013, to shareholders of record June 3, 2013. This represents an increase of 2% over the cash dividend paid in the second quarter of 2012, as a result of the September 27, 2012, 2% stock dividend.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; three property and casualty insurance agencies: Loomis & LaPann, Inc., McPhillips Insurance Agency, which is a division of Glens Falls National Insurance Agencies, LLC, and Upstate Agency, LLC; and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.